UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of shareholders of Sterling Bancorp, Inc. (the “Company”) held on May 27, 2021, the shareholders (i) elected three director nominees to the Company’s board of directors, each to serve a three-year term expiring at the 2024 annual meeting of shareholders, (ii) approved the advisory, non-binding resolution approving the compensation for the Company’s named executive officers for 2020, (iii) recommended holding the advisory, non-binding vote to approve the compensation of the Company’s named executive officers every year and (iv) ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

The proposals are described in detail in the Company’s definitive proxy statement filed on April 13, 2021 with the Securities and Exchange Commission.

(b) The results of the voting are shown below.

Proposal 1—Election of Directors

DIRECTOR NOMINEES	VOTES FOR	WITHHELD	BROKER NON-VOTES
Peggy Daitch	38,383,313	7,425,926	3,186,645
Tracey Dedrick	45,688,432	120,807	3,186,645
Lyle Wolberg	38,234,771	7,574,468	3,186,645

Proposal 2—Advisory, Non-Binding Vote to Approve the Compensation of Named Executive Officers for 2020

VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
41,275,118	4,531,244	2,877	3,186,645

Proposal 3—Advisory, Non-Binding Vote Recommending the Frequency of the Advisory, Non-Binding Vote on the Compensation of Named Executive Officers

EVERY YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
45,327,177	27,103	435,196	19,763	3,186,645

Proposal 4—Ratification of Independent Registered Public Accounting Firm for 2021(1)

VOTES FOR	VOTES AGAINST	ABSTAIN
48,636,852	355,556	3,476

(1) No broker non-votes were received for Proposal 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Stephen Huber
Stephen Huber
Chief Financial Officer

Date: May 28, 2021